Exhibit 31.2

CERTIFICATIONS

I, A. Clay Leighton, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Sonic Solutions; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 26, 2006	By:	/s/ A. Clay Leighton
A. Clay Leighton Executive Vice President and Chief Financial Officer